Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

FIRST QUARTER 2011 RESULTS

Wakefield, MA—May 3, 2011—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $16.3 million or $0.20 per share for the first quarter ended March 31, 2011. The Company also announced Net Income of $24.8 million and Earnings Per Share (EPS) of $0.30 for the first quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure. A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

(in 000's except per share data)	Three Months Ended March 31,
	2011	2010	Increase (Decrease)

Net Income	$24,767	$5,562	$19,205

FFO	$16,250	$16,651	$(401)
GOS	19,592	—	19,592
FFO+GOS	$35,842	$16,651	$19,191
Per Share Data:
EPS	$0.30	$0.07	$0.23
FFO	$0.20	$0.21	$(0.01)
GOS	$0.24	$—	$0.24
FFO+GOS	$0.44	$0.21	$0.23

Weighted ave shares (diluted)	81,437	79,681	1,757

Comparing results for the first quarter of 2011 to 2010, Net Income and EPS increased $19.2 million or $0.23 per share, FFO decreased $0.4 million or $0.01 per share and FFO+GOS increased $19.2 million or $0.23 per share. The decrease in FFO was primarily attributable to a decrease in real estate FFO of $1.0 million and was partially offset by an increase in investment banking FFO of $0.6 million. The decrease in real estate FFO was primarily from the sale of a property in Falls Church, Virginia in January 2011 and was partially offset by three new acquisitions made in March 2011 and the benefits of increased occupancy in the real estate portfolio at March 31, 2011 compared to March 31, 2010. The increase from investment banking resulted from greater sales of securities by our investment bank, which were $7.5 million for the first quarter of 2011 as compared to $2.1 million in the first quarter of 2010. Revenue from our investment bank is primarily based on the value of securities sales. The sale of a property in Falls Church, Virginia contributed $19.6 million or $0.24 per share of GOS for the first quarter of 2011. There was no GOS during the first quarter of 2010.

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2011, FSP's profits as represented by FFO + GOS totaled approximately $35.8 million or $0.44 per share, an increase of $0.22 per share compared to the fourth quarter of 2010. Dividend distributions declared for the first quarter of 2011, which are payable on May 20, 2011, will be approximately $15.5 million or $0.19 per share.

FSP's profit results for the first quarter of 2011 had a little bit of "noise" in them when compared to most of our past quarterly earnings periods. Contributing factors included: (1) the sale of our Falls Church, Virginia property, Fairview Park, for a gain, but the consequential loss of its rental stream for most of the quarter; (2) a significant number of newly-signed tenant leases that increased our property portfolio’s leased percentage in the fourth quarter of 2010 and the first quarter of 2011 have not yet “commenced” (although the economic benefit of those new leases should begin to produce a meaningful contribution to rental revenues in Q2); and (3) additional property acquisitions to our portfolio that occurred in the first quarter of 2011 were “back-ended” in the quarter, and consequently, did not contribute a full quarter of rental revenue. Upcoming quarters should see our rental revenues align themselves more typically with the total size and leased percentage of our property portfolio.

Our directly-owned real estate portfolio of 35 properties, totaling approximately 6,845,176 square feet, was approximately 88.4% leased as of March 31, 2011, up from approximately 85.6% leased as of December 31, 2010. Several of our properties experienced significant lease-roll in 2010. As a result, we have experienced lower levels of rental income from these properties. Most of the rental/leasing markets where our properties are located have finally stabilized, albeit at lower levels than before the recent downturn. It is our objective to move overall occupancy levels in the property portfolio back to the ninety-plus percentage range. We believe we will continue to make meaningful progress toward that goal throughout the balance of 2011.

There were four new property acquisitions completed in the first quarter of 2011 for a total purchase price of approximately $216.8 million. Total square footage acquired was approximately 1,086,039 square feet. All of the acquisitions were suburban office properties. Three of the properties totaling approximately 676,241 square feet at a purchase cost of approximately $166.6 million were acquired directly into the FSP portfolio. With the disposition of our Fairview Park property, these acquisitions bring our total directly-owned property portfolio to 35 properties totaling approximately 6,845,176 square feet as of the end of the first quarter. The fourth asset that was acquired is being held for syndication through our Investment Banking Group. Additional property acquisitions during the balance of 2011 are a major objective of FSP, and we would anticipate additional property acquisitions during the course of the year as we utilize our expanded credit facility and its structural flexibility to facilitate our growth.

During the first quarter of 2011, our Investment Banking Group raised $4.75 million to fully subscribe a $30 million private placement syndication that began in the fourth quarter of 2010. In March of this year, the Investment Banking Group began a new $62 million private placement offering and completed $2.75 million of that transaction by the end of the quarter. Total equity raised between the two offerings for the first quarter of 2011 was $7.5 million. The Investment Banking business operated at a small profit for the quarter. Currently, equity-raising activity continues on our $62 million offering, and we continue to see general investor confidence and interest in commercial real estate investing slowly improving. However, capital-raising efforts in this business segment over any specific period of time are likely to remain unpredictable.

On January 21, 2011, FSP sold its Fairview Park office property located in Falls Church, Virginia for approximately $90 million. The sale produced a gain of approximately $19.6 million or $0.24 per share. The transaction occurred via an unsolicited offer from a buyer who was very familiar with the asset and its submarket. Our agreement to sell Fairview Park was motivated by very property-specific considerations. However, we have continued to witness generally improving pricing and liquidity for quality properties in certain markets and may now consider proactively pursuing the possible selective sale of certain other properties, something we have not done for the last three years. We have always had a total-return strategy for our primarily suburban office assets, attempting to take advantage of the traditionally significant cyclical characteristic of the asset class and the markets where the properties are located. All invested capital for both initial acquisition, ongoing leasing and asset management is allocated based upon this strategy. The last three years presented few attractive opportunities on the sell-side of the ledger but have offered a number of solid acquisition choices. However, we are becoming more optimistic that the market cycle may be beginning to turn into a more broadly-based positive environment for property dispositions. Since gain on sale (GOS) is an important part of our total-return strategy, we may start to become more active relative to future property dispositions.

We believe FSP continues to be in an excellent environment to position itself for meaningful future growth in profits and dividends. Our company will continue to use its capabilities, conservative financial structure, and expanded credit facility to take advantage of competitive tenant leasing requirements, attractive real estate acquisition and disposition opportunities and opportunistic investment banking situations that are presenting themselves as a result of the current cyclical softness in the economy and commercial property market. Since the fourth quarter of 2007 we have viewed 2010 as likely our most challenging year in dealing with a broad, financially-precipitated, cyclical, economic downturn. As we begin the second quarter of 2011, we are optimistic that FSP has managed its major challenges, while taking advantage of positioning opportunities that traditionally only present themselves during severe economic downturns. We are very much looking forward to our future growth potential.”

Dividend Announcement

On April 15, 2011, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2011 of $0.19 per share of common stock payable on May 20, 2011 to stockholders of record on April 29, 2011.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 35 properties and for three non-consolidated REITs that we had interests in as of March 31, 2011. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently. We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:
	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2011	2010

Net Income	$24,767	$5,562
Less gain on sale of property	(19,592)	—
GAAP (income) loss from non-consolidated REITs	(1,773)	(253)
Distributions from non-consolidated REITs	1,767	1,407
Acquisitions costs	269	—
Depreciation of real estate & intangible amortization	10,812	9,935
Funds From Operations (FFO)	16,250	16,651
Plus gains on sales of assets (GOS)	19,592	—
FFO+GOS	$35,842	$16,651

Per Share Data
EPS	$0.30	$0.07
FFO	$0.20	$0.21
GOS	$0.24	$—
FFO+GOS	$0.44	$0.21

Weighted average shares (basic and diluted)	81,437	79,681

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for May 4, 2011 at 10:00 a.m. (ET) to discuss the first quarter 2011 results. To access the call, please dial 1-800-573-4754, passcode 51051421. Internationally, the call may be accessed by dialing 1-617-224-4325, passcode 51051421. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP, please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2010), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2011	2010

Revenue:
Rental	$31,270	$28,757
Related party revenue:
Syndication fees	517	121
Transaction fees	691	146
Management fees and interest income from loans	808	533
Other	7	9
Total revenue	33,293	29,566

Expenses:
Real estate operating expenses	8,732	7,955
Real estate taxes and insurance	4,783	4,996
Depreciation and amortization	10,819	8,496
Selling, general and administrative	2,368	2,171
Commissions	287	114
Interest	2,409	1,652

Total expenses	29,398	25,384

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	3,895	4,182
Interest income	12	8
Equity in earnings of non-consolidated REITs	968	253

Income before taxes on income	4,875	4,443
Taxes on income	50	(68)

Income from continuing operations	4,825	4,511

Discontinued operations:
Income from discontinued operations	350	1,051
Gain on sale of property less applicable income tax	19,592	—
Total discontinued operations	19,942	1,051

Net income	$24,767	$5,562

Weighted average number of shares outstanding,
basic and diluted	81,437	79,681

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.06	$0.06
Discontinued operations	0.24	0.01
Net income per share, basic and diluted	$0.30	$0.07

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2011	2010
Assets:
Real estate assets, net	$984,441	$867,608
Acquired real estate leases, less accumulated amortization
of $19,813 and $19,294, respectively	85,290	40,578
Investment in non-consolidated REITs	88,652	89,327
Assets held for syndication, net	47,630	2,976
Assets held for sale	—	69,790
Cash and cash equivalents	49,488	68,213
Restricted cash	440	420
Tenant rent receivables, less allowance for doubtful accounts
of $1,225 and $1,600, respectively	1,688	1,922
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $700, respectively	20,992	18,752
Prepaid expenses	1,400	1,654
Related party mortgage loan receivable	60,116	57,684
Other assets	5,838	853
Office computers and furniture, net of accumulated depreciation
of $538 and $493, respectively	501	503
Deferred leasing commissions, net of accumulated amortization
of $7,613 and $7,175, respectively	20,426	18,455
Total assets	$1,366,902	$1,238,735

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$404,000	$209,968
Term loan payable	—	74,850
Accounts payable and accrued expenses	20,562	22,435
Accrued compensation	603	1,803
Tenant security deposits	2,533	1,930
Other liabilities: derivative termination value	828	1,077
Acquired unfavorable real estate leases, less accumulated amortization
of $2,770 and $2,744, respectively	7,275	5,114
Total liabilities	435,801	317,177

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 81,437,405 and 81,437,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,025,491	1,025,491
Accumulated other comprehensive loss	(828)	(1,077)
Accumulated distributions in excess of accumulated earnings	(93,570)	(102,864)
Total stockholders’ equity	931,101	921,558
Total liabilities and stockholders’ equity	$1,366,902	$1,238,735

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2011	2010
Cash flows from operating activities:

Net income	$24,767	$5,562
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,109	9,284
Amortization of above market lease	(6)	716
Gain on sale of real estate assets	(19,592)	—
Equity in earnings of non-consolidated REITs	(1,066)	(253)
Distributions from non-consolidated REITs	1,767	1,407
Increase (decrease) in bad debt reserve	(375)	380
Changes in operating assets and liabilities:
Restricted cash	(20)	284
Tenant rent receivables, net	609	17
Straight-line rents, net	(2,303)	(1,020)
Prepaid expenses and other assets, net	88	265
Accounts payable and accrued expenses	(1,212)	(3,917)
Accrued compensation	(1,200)	(1,142)
Tenant security deposits	603	(112)
Payment of deferred leasing commissions	(2,819)	(5,566)
Net cash provided by operating activities	10,350	5,905
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(124,307)	(3,529)
Acquired real estate leases	(45,032)	—
Investments in non-consolidated REITs	(9)	—
Investment in related party mortgage loan receivable	(2,432)	(4,790)
Changes in deposits on real estate assets	200	—
Investment in assets held for syndication, net	(45,186)	2,005
Proceeds received on sales of real estate assets	89,382	—
Net cash used in investing activities	(127,384)	(6,314)
Cash flows from financing activities:
Distributions to stockholders	(15,473)	(15,139)
Proceeds from equity offering, net	(90)	(1)
Borrowings under bank note payable	404,000	10,960
Repayment of bank note payable	(209,968)	—
Repayment of term loan payable	(74,850)	—
Deferred financing costs	(4,328)	—
Swap termination payment	(982)	—
Net cash provided by (used in) financing activities	98,309	(4,180)
Net decrease in cash and cash equivalents	(18,725)	(4,589)
Cash and cash equivalents, beginning of period	68,213	27,404
Cash and cash equivalents, end of period	$49,488	$22,815

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of March 31, 2011
	Total	% of
Year	Square Feet	Portfolio
2011	459,617	6.7%
2012	301,049	4.4%
2013	553,847	8.1%
2014	467,768	6.8%
2015	781,852	11.4%
Thereafter (2)	4,281,043	62.6%
	6,845,176	100.0%

(1) Percentages are determined based upon square footage of expiring commercial leases.

(2) Includes 796,706 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2011
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$ 286,272	29.1%	1,906	27.8%
Colorado	4	125,798	12.8%	789	11.5%
Virginia	4	100,674	10.2%	695	10.1%
Minnesota	2	38,073	3.9%	627	9.2%
Missouri	3	69,695	7.1%	477	7.0%
Maryland	2	60,189	6.1%	424	6.2%
Georgia	1	73,294	7.4%	387	5.7%
Michigan	1	14,549	1.5%	215	3.1%
Florida	1	46,690	4.7%	213	3.1%
Indiana	1	35,486	3.6%	205	3.0%
Illinois	1	28,468	2.9%	177	2.6%
California	2	20,957	2.1%	182	2.7%
North Carolina	3	69,983	7.1%	431	6.3%
Washington	1	14,312	1.5%	117	1.7%
	35	$ 984,441	100.0%	6,845	100.0%

Property by type:
(dollars & square feet	As of March 31, 2011
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	34	$ 979,560	99.5%	6,746	98.6%
Industrial	1	4,881	0.5%	99	1.4%
	35	$ 984,441	100.0%	6,845	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended
(in thousands)	31-Mar-11	31-Mar-10

Tenant improvements	$2,506	$1,305
Deferred leasing costs	2,819	5,566
Building improvements	449	380
	$5,774	$7,251

Square foot & leased percentages	March 31,	December 31,
	2011	2010

Owned portfolio of commercial real estate
Number of properties	35	33	(1)
Square feet	6,845,176	6,422,357
Leased percentage	88%	86%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	1,995,932	1,995,913
Leased percentage	85%	77%

Single Asset REITs (SARs) managed
Number of properties	13	12
Square feet	3,325,694	2,915,896
Leased percentage	79%	75%

Total owned, investments & managed properties
Number of properties	51	48
Square feet	12,166,802	11,334,166
Leased percentage	85%	81%

(1) Includes asset held for sale at 12/31/2010

The following table shows property information for our investments in non-consolidated REITs:

SARs we invest in:
			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-11	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	92.3%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,472	89.3%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	618,507	70.6%	4.6%
			1,995,932	84.8%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in 000's)
	Q1	Q2	Q3	Q4
Revenue:	2010	2010	2010	2010
Rental	$28,757	$27,219	$29,391	$29,953
Related party revenue:
Syndication fees	121	541	20	1,862
Transaction fees	146	753	246	1,582
Management fees and
interest income from loans	533	558	630	718
Other	9	6	20	54
Total revenue	29,566	29,077	30,307	34,169

Expenses:
Real estate operating expenses	7,955	7,335	8,715	9,604
Real estate taxes and insurance	4,996	4,061	4,659	4,454
Depreciation and amortization	8,496	8,521	9,691	9,764
Selling, general and administrative	2,171	2,559	2,074	2,482
Commissions	114	336	16	1,011
Interest	1,652	1,735	1,892	2,004
Total expenses	25,384	24,547	27,047	29,319

Income before interest income, equity
in earnings in non-consolidated REITs
and taxes	4,182	4,530	3,260	4,850
Interest income	8	9	4	4
Equity in earnings in non-consolidated REITs	253	380	404	229

Income before taxes on income	4,443	4,919	3,668	5,083
Taxes on income	(68)	5	(37)	317

Income from continuing operations	4,511	4,914	3,705	4,766
Income from discontinued operations	1,051	1,040	1,052	1,054

Income before gain on sale of properties	5,562	5,954	4,757	5,820
Gain on sale of assets	—	—	—	—
Net income	$5,562	$5,954	$4,757	$5,820

FFO and FFO+GOS calculations:

Net income	$5,562	$5,954	$4,757	$5,820
(Gain) Loss on sale of assets	—	—	—	—
GAAP income from non-consolidated REITs	(253)	(380)	(404)	(153)
Distributions from non-consolidated REITs	1,407	1,324	1,192	1,247
Acquisition costs of new properties	—	129	(4)	—
Depreciation of real estate and intangible amortization	9,934	9,675	10,510	10,605
Funds From Operations (FFO)	16,650	16,702	16,051	17,519
Plus gains on sales of assets	—	—	—	—
FFO+GOS	$16,650	$16,702	$16,051	$17,519

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

	Property Name	Location	Square Feet	% Leased as of 12/31/10 (1)	Fourth Quarter Average % Leased (2)	% Leased as of 3/31/11 (1)	First Quarter Average % Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	81.0%	82.9%	78.5%	78.5%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	58.6%	58.6%	61.1%	61.0%
4	BOLLMAN PLACE	Savage, MD	98,745	100.0%	100.0%	100.0%	100.0%
5	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	77.5%	77.5%
6	CENTENNIAL	Colorado Springs, CO	110,730	66.9%	66.9%	66.9%	66.9%
7	MEADOW POINT	Chantilly, VA	138,537	97.9%	97.9%	100.0%	98.6%
8	TIMBERLAKE	Chesterfield, MO	232,766	99.0%	99.0%	97.7%	97.7%
9	FEDERAL WAY	Federal Way, WA	117,010	33.6%	31.8%	42.0%	38.5%
10	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
11	TIMBERLAKE EAST	Chesterfield, MO	116,197	100.0%	100.0%	100.0%	100.0%
12	PARK TEN	Houston, TX	155,715	48.2%	48.2%	98.8%	95.4%
13	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
14	ADDISON	Addison, TX	293,787	95.8%	95.8%	95.8%	95.8%
15	COLLINS CROSSING	Richardson, TX	298,766	79.1%	58.3%	79.1%	79.1%
16	GREENWOOD PLAZA	Englewood, CO	197,527	26.6%	26.6%	60.1%	60.1%
17	RIVER CROSSING	Indianapolis, IN	205,059	97.5%	97.7%	93.8%	93.8%
18	LIBERTY PLAZA	Addison, TX	218,934	73.7%	73.7%	75.6%	74.3%
19	INNSBROOK	Glen Allen, VA	308,771	61.4%	41.9%	60.8%	61.0%
20	380 INTERLOCKEN	Broomfield, CO	240,184	85.1%	85.1%	85.1%	85.1%
21	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
22	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
23	WILLOW BEND	Plano, TX	116,622	55.5%	55.5%	67.0%	63.2%
24	ONE OVERTON PARK	Atlanta, GA	387,267	92.4%	92.4%	92.4%	92.4%
25	390 INTERLOCKEN	Broomfield, CO	241,516	98.3%	98.3%	95.9%	95.9%
26	EAST BALTIMORE	Baltimore, MD	325,445	84.5%	91.4%	84.5%	84.3%
27	PARK TEN PHASE II	Houston, TX	156,746	97.8%	97.8%	100.0%	99.1%
28	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
29	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
30	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
31	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
32	121 S. EIGHTH STREET	Minneapolis, MN	473,884	92.1%	92.1%	92.2%	92.2%
33	EMPEROR BOULEVARD	Durham, NC	259,531	n/a	n/a	100.0%	100.0%
34	LEGACY TENNYSON	Plano, TX	202,600	n/a	n/a	100.0%	100.0%
35	ONE LEGACY CIRCLE	Plano, TX	214,110	n/a	n/a	89.7%	89.7%

	TOTAL WEIGHTED AVERAGE		6,845,176	85.6%	84.1%	88.4%	87.4%

(1) % Lease as of month’s end includes all leases that expire on the last day of the quarter. A major lease (approximately 88,736 square feet) with Ober Kaler at East Baltimore expired on 3/31/11, and the space became vacant 4/1/11.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3) Fourth Quarter Totals included 3150 Fairview Park Drive (252,613 sf) located in Virginia, which was sold in January.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of March 31, 2011
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	266,495	60	3.9%
2	Quintiles Transnational Corp.	259,531	87	3.8%
3	CITGO Petroleum Corporation	248,399	29	3.6%
4	Burger King Corporation	212,619	58	3.1%
5	Denbury Onshore LLC	202,600	13	3.0%
6	RGA Reinsurance Company	185,501	63	2.7%
7	Citicorp Credit Services, Inc.	176,848	61	2.6%
8	C.H. Robinson Worldwide, Inc.	153,028	47	2.2%
9	SunTrust Bank	145,204	60	2.1%
10	Murphy Exploration & Production Company	144,677	13	2.1%
11	Giesecke & Devrient America, Inc..	135,888	73	2.0%
12	Monsanto Company	127,778	28	1.9%
13	Vail Holdings, Inc.	121,913	79	1.8%
14	Northrop Grumman Information Technology, Inc.	111,469	73	1.6%
15	Maines Paper & Food Service, Inc	98,745	51	1.5%
16	Federal National Mortgage Association	92,358	61	1.3%
17	Amdocs, Inc.	91,928	73	1.3%
18	County of Santa Clara	90,467	91	1.3%
19	Ober Kaler Grimes & Shriver	88,736	81	1.3%
20	International Business Machines Corp.	87,587	73	1.3%
		3,041,771		44.4%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs. The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other real estate companies may define these terms in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.